EXHIBIT 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne – Sr. Vice President - Finance
Dover, Delaware, April 28, 2021	(302) 883-6592

DOVER MOTORSPORTS, INC.

DECLARES SEMI-ANNUAL DIVIDEND

Dover Motorsports, Inc. (NYSE: DVD) Board of Directors today declared a semi-annual cash dividend on both classes of common stock of $.04 per share. The dividend will be payable on June 10, 2021 to shareholders of record at the close of business on May 10, 2021.

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Dover Motorsports, Inc. is a promoter of NASCAR sanctioned motorsports events in the United States whose subsidiaries own and operate Dover International Speedway in Dover, Delaware and Nashville Superspeedway near Nashville, Tennessee. For further information, log on to dovermotorsports.com.